As filed with the Securities and Exchange Commission on November
2, 1994                               Registration No. ________




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM S-8

                        REGISTRATION STATEMENT
                                UNDER
                        THE SECURITIES ACT OF 1933

                        PEOPLES FIRST CORPORATION
         (Exact name of registrant as specified in its charter)

                              Kentucky
                  (State or other jurisdiction of
                   incorporation or organization)

                              61-0311030
                  (I.R.S. Employer Identification No.)

            PEOPLES FIRST CORPORATION 1986 STOCK OPTION PLAN,
             AS AMENDED AND RESTATED AS OF FEBRUARY 16, 1994
                   (Full title of the plan(s))

                        A. Howard Arant, Secretary
                        PEOPLES FIRST CORPORATION
                         100 South Fourth Street
                           Post Office Box 2200
                     Paducah, Kentucky  42002-2200
                              (502) 441-1260
               (Name, address, telephone number, including
                area code of agent for service of process)


            Copy to:    Alan K. MacDonald
                        Marion H. Lewis
                        Brown, Todd & Heyburn
                        3200 Providian Center
                        Louisville, Kentucky  40202-3363
                        (502) 589-5400


        Approximate date of commencement of proposed sale of the securities to the public: Promptly after the effective date of the Registrant's Registration Statement filed on April 24, 1989
(File No. 33-28304) and continuously thereafter.

        If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                            Proposed    Proposed
                            maximum     maximum
Title of secur-  Amount to  offering    aggregate    Amount of
ities to be      be regis-  price per    offering     Registration
registered       tered (1)  share(2)    price(2)     fee(2)
Common Stock     242,141    $20.75      $5,024,425.70 $1,732.56
                 shares

     (1) Also includes such indeterminate number of additional shares as may be issuable to avoid dilution upon the occurrence of certain events specified in the long-term incentive compensation plan to which this Registration Statement relates.

     (2) Estimated and calculated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee on the basis of the average of the high and low prices reported for the Registrant's common stock as of October 26, 1994.


     Pursuant to General Instruction E of Form S-8, Registrant incorporates by reference the contents of its Registration
Statement on Form S-8, File No. 33-28304, as amended.

















                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paducah, Commonwealth of Kentucky, on October 19, 1994.

                              PEOPLES FIRST CORPORATION


Date: October 19, 1994      By  /s/ Aubrey W. Lippert


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey W. Lippert and Allan
B. Kleet, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary go be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                         Title                     Date

/s/ Aubrey W. Lippert           President and Chairman    10/19/94
                                of the Board (Princi-
                                pal Executive Officer)

/s/ Allan B. Kleet              Chief Financial Officer   10/19/94
                                and Director (Principal
                                Financial and Accounting
                                officer)


/s/ Walter L. Apperson          Director                  10/19/94


/s/ Gathiel Baker               Director                  10/19/94


/s/ William R. Dibert           Director                  10/19/94


/s/ Joe Dick                    Director                  10/19/94


/s/ Richard E. Fairhurst, Jr.   Director                  10/19/94


/s/ Rowland Hancock             Director                  10/19/94


/s/ Dennis Kirtley              Director                  10/19/94


/s/ Robert P. Meriwether, M.D.  Director                  10/19/94


/s/ Joe Harry Metzger           Director                  10/19/94


/s/ Jerry L. Page               Director                  10/19/94


/s/ Rufus E. Pugh               Director                  10/19/94


/s/ Neal Ramage                 Director                  10/19/94


/s/ Allan Rhodes, Jr.           Director                  10/19/94


/s/ Mary Warren Sanders         Director                  10/19/94


/s/ Victor F. Speck, Jr.        Director                  10/19/94




















                            INDEX TO EXHIBITS

Exhibit        Description

4              Peoples First Amended and Restated Articles of
               Incorporation are incorporated by reference to
               Exhibit 3.1 to Form 10-Q/A dated July 22, 1994.

5              Opinion of Brown, Todd & Heyburn as to
               the legality of the securities registered.

10 Peoples First Corporation 1986 Stock Option Plan, as Amended and Restated as of February 16, 1994, is incorporated by reference to Exhibit 10.1 to Form
               10-Q/A filed July 22, 1994.

23.1 Consent of Brown, Todd & Heyburn is contained in its opinion included herein as Exhibit 5.

23.2           Consent of KPMG Peat Marwick, LLP.